UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 22, 2019

Commission File Number 000-54524

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

 (Name of small business issuer in its charter)

Nevada	30-0678378
(State of incorporation)	(I.R.S. Employer Identification No.)

358 South 300 East

Salt Lake City, UT 84111

 (Address of principal executive offices)

(385) 212-3305

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Pursuant to Stock Purchase Agreement dated February 19, 2019 (as amended, “Purchase Agreement”), Scott Cox (“Purchaser”) , as the successor in interest TerraQuest Holdings, LLC, agreed to acquire 500,000 shares of the Series A Preferred Stock (“Shares”) in Appiphany Technologies Holdings Corp. a Nevada corporation (the “Company”) from Media Convergence Group a Utah limited liability (“Seller”) for the purchase price of $5,000.  The purchase of the Shares was closed on November 22, 2019.  As a result, Purchaser controls the voting control of the Company.

A form of the Purchase Agreements is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer.

In connection with the purchase of the Shares, Mr. Rob Sargent resigned as the Company’s Chief Executive Officer effective as of November 22, ,2019. The resignation was not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

Election of Officer

Effective November 22, 2019, in relation with the acquisition of the Shares by Mr. Cox, the Board of Directors elected Scott Cox as the Company’s Chief Executive Officer.

Item 8.01 Other Events.

On November 25, 2019, the Company issued a press release disclosing the matters described above. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1 99.1	Description of Exhibits Form Stock Purchase Agreement Press Release dated November 25, 2019

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 25th day of November, 2019.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
By:	/s/ Scott Cox
	Name:	Scott Cox
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 99.1	Description of Exhibits Form Stock Purchase Agreement Press Release dated November 25, 2019